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                                                               Exhibit No. 10(a)

                                 Amendment No. 1
                                     to the
                         CTEC 1996 Equity Incentive Plan

     WHEREAS, Commonwealth Telephone Enterprises, Inc. ("CTE"), through its predecessor, CTEC Corporation ("CTEC") has adopted the CTEC 1996 Equity Incentive Plan (the "Plan"); and

     WHEREAS, the Company has determined it is in the best interests of its employees and shareholders to amend the Plan as set forth below; and

     WHEREAS, under the terms of the Plan, the Board of Directors or the Pension/Compensation Committee has the right to amend the Plan subject to required shareholder approval for certain matters; and

     WHEREAS, one of the amendments involves an increase in the amount of shares authorized under the Plan and said increase is a matter requiring shareholder approval; and

     WHEREAS, the Pension/Compensation Committee has approved this Amendment pending shareholder approval and has given management the authority to implement said amendment.

     NOW, Therefore, the company hereby amends the Plan, conditioned on shareholder approval being obtained at the Annual Meeting of Shareholders, as follows:

     1.   Name of Plan

          The name of the Plan is hereby amended and restated to be the "CTE Equity Incentive Plan" and all references within the Plan to the CTEC 1996 Equity Incentive Plan are hereby deleted and replaced with the designation of "CTE Equity Incentive Plan."

     2.   Authorized Shares

          Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

          "(a) Subject to Section 15, the aggregate number of shares of stock made subject to all awards shall be 5,350,000. This aggregate number shall be comprised of authorized and issued shares from the Company's 1994 Stock Option Plan; the 2,000,000 shares originally authorized under the Plan as well

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          as the 2,000,000 shares newly authorized for use by the Plan pursuant to the Amendment No. 1 to the Plan."

     3.   Effective Date

          This Amendment shall be effective as of May 15, 2002.

                                          COMMONWEALTH TELEPHONE
                                          ENTERPRISES, INC.



Attest: ___________________               By: /s/ Michael J. Mahoney
                                              ----------------------------
                                              Michael J. Mahoney
                                              President and CEO